Exhibit 99.3

DLH UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements combine the historical consolidated financial information of DLH Holdings Corp. and Subsidiaries (the “Company”) and the financial statements of Social & Scientific Systems, Inc. (“SSS”), acquired on June 7, 2019. The unaudited pro forma condensed combined financial information gives effect to the Company’s acquisition of SSS as if the acquisition had been consummated on October 1, 2017 for the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2018 and for the six months ended March 31, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2019 gives effect to the acquisition of SSS as if the acquisition had been consummated on that date. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, whereby the assets acquired and liabilities assumed are recognized based upon their estimated fair values at the acquisition date.

The Company’s historical financial information was derived from its audited consolidated financial statements for the year ended September 30, 2018 (as filed in its Annual Report on Form 10-K with the Securities and Exchange Commission on December 12, 2018) and the Company’s unaudited consolidated financial statements for the six months ended March 31, 2019 (as filed in its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on May 7, 2019). The Company’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and risk factors, all of which are included in the filings with the Securities and Exchange Commission noted above. The audited financial statements of SSS for the year ended December 31, 2018 are included in this report. The historical financial information derived from the audited financial statements has been adjusted in the unaudited pro forma financial statements to give effect to the pro forma adjustments. SSS's financial information for the three months ended March 31, 2019 was derived from unaudited financial statements for the three months ended March 31, 2019 and has similarly been adjusted in the unaudited pro forma financial statements to give effect to the pro forma adjustments.

The Company is providing the unaudited pro forma condensed combined information for illustrative purposes only and such pro forma information does not represent the consolidated results or financial position of the Company had its acquisition of SSS been completed as of the dates indicated. The companies may have performed differently had they been combined during the periods presented. Specifically, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, revenue enhancements or restructuring costs that the combined company may achieve or incur as a result of the acquisition. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented. Further, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma adjustments represent the Company’s best estimates and are based upon available information and upon certain assumptions that the Company believes are reasonable, as described in the accompanying notes. The unaudited pro forma condensed combined financial information, including the accompanying notes, should be read in conjunction with:
•The Company’s historical consolidated financial statements and accompanying notes contained in its Annual Report on Form 10-K for its fiscal year ended September 30, 2018, filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2018;
•The Company’s historical consolidated financial statements and accompanying notes contained in its Quarterly Report on Form 10-Q for its quarter ended March 31, 2019, filed with the Commission on May 7, 2019;
•SSS’ historical financial statements and accompanying notes for its fiscal year ended, December 31, 2018, included as Exhibit 99.1 in this amended Current Report on Form 8-K;
•SSS’ unaudited financial statements and accompanying notes as of and for the three months ended March 31, 2019, and 2018, included as Exhibit 99.2 in this amended Current Report on Form 8-K; and
•The Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 13, 2019.

The preliminary base purchase price for SSS was $70 million, and was subject to adjustment to reflect acquired cash, assumed liabilities and preliminary net working capital adjustments. Following initial adjustments, the preliminary purchase price for SSS on June 7, 2019 was $69.6 million and included a target net working capital of $8.4 million, net of cash acquired. Our estimated pro forma balance sheet included herein is stated as if the transaction occurred on March 31, 2019. As such, the estimated net working capital at March 31, 2019 is $9.1 million, reflecting a surplus of $0.7 million over the $8.4 million target. This increased the preliminary purchase price as of March 31, 2019, from $69.6 million to $70.3 million. Working capital balances on the actual date of the acquisition, June 7, 2019, will be different from those estimated at March 31, 2019. Future adjustments for working capital excess (deficit) compared to the $8.4 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on June 7, 2019.

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 2018
(Amounts in thousands, except per share data)

	The Company	Social & Scientific Systems, Inc	Completed & non-recurring SSS contracts [3a]	Pro Forma Adjustments		Pro Forma Combined
Revenue	$133,236	$84,392	$(14,341)	$—		$203,287
Direct expenses	103,034	51,138	(9,523)	6,656	[3b]	151,305
Gross margin	30,202	33,254	(4,818)	(6,656)		51,982
General and administrative expenses	19,178	30,327	(3,470)	(10,874)	[3c]	35,161
Depreciation and amortization	2,242	—	—	5,598	[3c]	7,840
Income from operations	8,782	2,927	(1,348)	(1,380)		8,981
Interest and other income (expense), net	(1,116)	15	—	(5,113)	[3d]	(6,214)
Income/(loss) before income taxes	7,666	2,942	(1,348)	(6,493)		2,767
Provision (benefit) for income taxes	5,830	—	—	(1,607)	[3e]	4,223
Net income/(loss)	$1,836	$2,942	$(1,348)	$(4,886)		$(1,456)

Net income (loss) per share - basic	$0.15					$(0.12)	[3f]
Net income (loss) per share - diluted	$0.14					$(0.12)	[3f]

Weighted average common shares outstanding
Basic	11,881					11,881
Diluted	12,873					11,881

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED MARCH 31, 2019
(Amounts in thousands, except per share data)

	The Company	Social & Scientific Systems, Inc.	Completed & non-recurring SSS contracts [3a]	Pro Forma Adjustments		Pro Forma Combined
Revenue	$67,508	$38,739	$(5,581)	$—		$100,666
Direct expenses	51,647	22,615	(3,289)	2,797	[3b]	73,770
Gross margin	15,861	16,124	(2,292)	(2,797)		26,896
General and administrative expenses	9,855	14,486	(1,712)	(4,868)	[3c]	17,761
Depreciation and amortization	1,123	—	—	2,777	[3c]	3,900
Income from operations	4,883	1,638	(580)	(706)		5,235
Interest expense, net	(721)	(45)	—	(2,383)	[3d]	(3,149)
Income/(loss) before income taxes	4,162	1,593	(580)	(3,089)		2,086
Provision (benefit) for income taxes	1,207	—	—	(603)	[3e]	604
Net income/(loss)	$2,955	$1,593	$(580)	$(2,486)		$1,482

Net income (loss) per share - basic	$0.25					$0.12	[3f]
Net income (loss) per share - diluted	$0.23					$0.11	[3f]

Weighted average common shares outstanding
Basic	11,999					11,999
Diluted	13,030					13,030

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

DLH HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2019
(Amounts in thousands except par value of shares)

	The Company	Social & Scientific Systems, Inc.	Completed & non-recurring SSS contracts [4a]	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$5,461	$13,899	$—	$(17,499)	[4b]	1,861
Accounts receivable, net	9,396	15,966	(855)	—		24,507
Other current assets	1,509	1,081	—	—		2,590
Total current assets	16,366	30,946	(855)	(17,499)		28,958
Equipment and Improvements, net	1,328	4,694	—	—		6,022
Deferred taxes, net	3,160	—	—	—		3,160
Goodwill and other intangibles, net	38,472	4,049	—	55,394	[4c]	97,915
Other long-term assets	201	—	—	—		201
Total assets	$59,527	$39,689	$(855)	$37,895		$136,256

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued payroll	$5,217	$3,960	$—	$(268)	[4d]	$8,909
Accounts payable, accrued expenses, and other current liabilities	11,305	3,458	(18)	—		14,745
Term loan - current portion	—	—	—	5,832	[4e]	5,832
Total current liabilities	16,522	7,418	(18)	5,564		29,486
Term loan - long-term portion	—	—	—	60,821	[4e]	$60,821
Other long term liabilities	201	2,944	—	—		3,145
Total liabilities	16,723	10,362	(18)	66,385		93,452
Commitments and contingencies
Shareholders' equity:
Common stock, $.001 par value; authorized 40,000 shares; issued and outstanding 12,036 at March 31, 2019 and 11,899 at September 30, 2018	12	—	—	—		12
Treasury stock	—	(9,550)	—	9,550	[4f]	—
Unallocated common stock held by ESOP	—	(18,678)	—	18,678	[4f]	—
Additional paid-in capital	84,716	1,995	—	(1,995)	[4f]	84,716
Retained earnings (accumulated deficit)	(41,924)	55,560	(837)	(54,723)	[4g]	(41,924)
Total shareholders’ equity	42,804	29,327	(837)	(28,490)		42,804
Total liabilities and shareholders' equity	$59,527	$39,689	$(855)	$37,895		$136,256

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to accompanying Financial Statements:

1.             Description of the transaction and basis of presentation

On June 7, 2019, we acquired 100% of the equity interests of Social & Scientific Systems, Inc. ("SSS") for a preliminary base purchase price for SSS of $70 million, subject to adjustment to reflect acquired cash, assumed liabilities and preliminary net working capital adjustments. Following initial adjustments, the preliminary purchase price was $69.6 million, subject to certain adjustments including a final assessment of SSS's closing working capital. The preliminary purchase price included a target net working capital of $8.4 million, net of cash acquired. Future adjustments for working capital excess (deficit) compared to the $8.4 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on June 7, 2019. The acquisition was financed through borrowings of $70 million under our new credit facility. The credit facility includes a $70 million term loan and $25 million revolving line of credit.

The unaudited pro forma condensed combined financial statements have been prepared based upon the Company’s historical financial information and the historical financial information of SSS, giving effect to the acquisition and related adjustments described in these notes. Certain note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisitions actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

SSS' operating results included in the unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2019 are not intended to represent or be indicative of operating results for a full year. Certain contracts within SSS' operations had seasonality in their historical performance and such seasonality can continue in the future.

2.     Purchase accounting

The acquisition of SSS is being accounted for as a business combination using the acquisition method of accounting, whereby the assets acquired and liabilities assumed are recognized based upon their estimated fair values at the acquisition date.

The fair values of the assets and liabilities in the unaudited pro forma condensed combined financial statements are based upon a preliminary assessment of fair value and may change when the final valuation of intangible assets, working capital and tax-related matters are finalized.

The preliminary purchase price for SSS was $69.6 million, with adjustments as necessary based on an estimated working capital excess. The preliminary purchase price of $69.6 million included a target net working capital of $8.4 million. Future adjustments for working capital excess (deficit) compared to the $8.4 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on June 7, 2019.

Based on March 31, 2019 financial information, we estimated total acquisition consideration and the preliminary allocation of fair value to the related assets and liabilities as follows:

(Amounts in thousands)
Preliminary purchase price for SSS		$69,558
Estimated working capital excess as if transaction closed on 3/31/19		695
Estimated purchase price, net of cash acquired		$70,253

Estimated net assets acquired as if transaction closed on 3/31/19:
Cash and cash equivalents		$—
Accounts receivable		15,112
Other current assets		1,081
Total current assets		16,193
Accounts payable and accrued expenses		(3,693)
Payroll liabilities		(3,440)
Estimated net working capital surplus		9,060
Equipment and improvements, net		4,694
Acquired capitalized software, net		342
Other long term liabilities		(2,944)
Net identifiable assets acquired		11,152
Goodwill and other intangibles	[4c]	59,101
Net assets acquired		$70,253

3. Pro forma Condensed Combined Statements of Operations adjustments and assumptions

3a.  Certain SSS contracts in the historical periods were completed prior to the acquisition. Additionally, due to the nature of the SSS contract base, revenue can be episodic and non-recurring as a result of global health epidemics. As such the pro forma financial statements have been adjusted to remove the revenue and earnings contribution of these contracts that will not be a part of the post-acquisition business base.

3b. This adjustment conforms SSS’ income statement presentation with that of DLH.

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Six Months Ended
Adjustments to Direct expenses:	9/30/2018	3/31/2019
Reclassify certain SSS fringe costs from G&A to direct costs	$9,015	$3,956
Reclassify SSS depreciation and amortization from direct expenses to depreciation	(1,408)	(778)
Eliminate SSS employee stock option plan ("ESOP") contribution	(951)	(381)
Total adjustments to direct expenses	$6,656	$2,797

3c. Adjustments to general and administrative, and depreciation and amortization expenses are as follows:

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Six Months Ended
Adjustments to G&A and Depreciation and Amortization expense:	9/30/2018	3/31/2019
Reclassify certain SSS fringe costs from G&A to direct costs	$(9,015)	$(3,956)
Reclassify SSS depreciation and amortization from G&A expenses to depreciation	(1,260)	(534)
Eliminate SSS employee stock option plan ("ESOP") contribution	(599)	(253)
Eliminate SSS incurred acquisition expenses, as this presentation assumes such costs were incurred prior to the acquisition.	—	(125)
Total adjustments to general and administrative expenses	$(10,874)	$(4,868)
Depreciation and amortization expense reclassified from direct expenses and G&A	$2,668	$1,312
Amortization expense related to the acquired intangibles assets of SSS	2,930	1,465
Total adjustments to depreciation and amortization expenses	$5,598	$2,777

3d. Adjustments to other income and expenses are as follows:

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Six Months Ended
Adjustments to other income and expense	9/30/2018	3/31/2019
Eliminate interest expense as originally recorded by SSS	$(6)	$(54)
Add estimated interest expense under new $70 Million Term Loan as if it began on October 1, 2017, using amortization schedule at date of closing	5,119	2,437
Total adjustments to other income and expense	$5,113	$2,383

3e. Adjustments to provision (benefit) for income taxes:

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Six Months Ended
Adjustments to provision (benefit) for income taxes	9/30/2018	3/31/2019
Transition of SSS from an S corporation, whose tax obligations are passed to its owners, to a member of the DLH consolidated tax group. This adjustment also reflects the tax effects of the pro forma adjustments outlined above. Following the Acquisition, SSS will accrue taxes based upon corporate tax rates at U.S. Federal, state and local level.	$(1,607)	$(603)
Total adjustments to other provision (benefit) for income taxes	$(1,607)	$(603)

3f. The earnings per share calculations have been adjusted to reflect the pro forma transactions outlined above.

4.             Pro forma Condensed Combined Balance Sheet adjustments and assumptions

4a. Certain SSS contracts in the historical periods were completed prior to the acquisition. Additionally, due to the nature of the SSS contract base, revenue can be episodic and non-recurring as a result of global health epidemics. As such the pro forma financial statements have been adjusted to remove the outstanding receivables and payables of the episodic contracts.

4b.  Adjustments to cash and cash equivalents:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustments to cash and cash equivalents	3/31/2019
Proceeds from $70 million term loan	$70,000
Financing fees associated with securing $95 million credit facility	(3,347)
Cash swept at closing per Share Purchase Agreement (SPA)	(13,899)
Based upon working capital at March 31, 2019, the estimated acquisition price for SSS used in this pro forma balance sheet would have been $70.3 million.	(70,253)
Total adjustments to cash and cash equivalents	$(17,499)

4c. This adjustment reflects recording goodwill and other intangibles of $59.1 million resulting from the Acquisition, representing the difference between the preliminary estimate of the fair value of the identifiable assets acquired and liabilities assumed and the total estimated purchase price and eliminating the legacy goodwill from previous acquisitions:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Calculation of goodwill and other intangibles at 3/31/19 resulting from the acquisition	3/31/2019
Estimated purchase price	$70,253
Less: net identifiable assets acquired	(11,152)
Less: unamortized legacy SSS goodwill	(3,707)
Total adjustments to goodwill and other intangibles at 3/31/19	$55,394

4d. This adjustment for $268 thousand reflects accrued ESOP contributions of SSS. These costs were eliminated at the acquisition date.

4e. This adjustment reflects recording the term loan of $70 million, net of debt issuance costs of $3.3 million

4f. This adjustment reflects eliminations of historical SSS equity balances:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustments to additional paid in capital	3/31/2019
Eliminate SSS's treasury stock balance; equity was extinguished on the date of acquisition	$9,550
Eliminated SSS's unallocated common stock held by ESOP; equity was extinguished on the date of acquisition	18,678
Eliminate SSS's historical paid in capital balance; equity was extinguished on the date of acquisition	(1,995)
Total adjustments to additional paid in capital	$26,233

4g. This adjustment reflects changes to Retained earnings resulting from the acquisition of SSS:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustments to accumulated deficit resulting from acquisition	3/31/2019
Eliminate SSS historical retained earnings; equity was extinguished on the date of acquisition	$55,560
Eliminate completed contracts impact on equity	(837)
Total adjustments to accumulated deficit	$54,723